U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 23, 2002



                                  GENEMAX CORP.
                         formerly known as Eduverse.com
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-27239                                        88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230

                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 3 through 6 and 8 not applicable.

Item 2. Acquisition or Disposition of Assets

Share Exchange Agreement

     As of the date of this Report, the Board of Directors of GeneMax Corp., a Nevada corporation and formerly known as "Eduverse.com" (the "Company"), has consummated and finalized the acquisition of GeneMax Pharmaceuticals Inc., a Delaware corporation ("GeneMax Pharmaceuticals"). On May 9, 2002 and effective July 15, 2002, Eduverse.com (now known as GeneMax Corp.), GeneMax Pharmaceuticals, the shareholders of GeneMax Pharmaceuticals (the "GeneMax Shareholders"), and Investor Communications International, Inc., a Washington corporation ("ICI") entered into a share exchange agreement (the "Share Exchange Agreement"). In accordance with the terms of the Share Exchange Agreement and the securities laws of Canada, a Directors' Circular dated July 15, 2002 (the "Directors' Circular") was distributed to certain management, insiders and directors of GeneMax Pharmaceuticals (the "Canadian GeneMax Shareholders").

     Pursuant to the terms of the Share Exchange Agreement and the Directors' Circular, the Company has acquired from the GeneMax Shareholders and the Canadian GeneMax Shareholders up to approximately one hundred percent (100%) of the issued and outstanding shares of common stock of GeneMax Pharmaceuticals. In accordance with the terms of the Share Exchange Agreement, the Directors' Circular and related settlement agreements, the Company was required to issue shares of its restricted common stock as follows: (i) approximately 6,411,304 shares of restricted common stock to the GeneMax Shareholders in proportion to their respective holdings in GeneMax Pharmaceuticals; (ii) approximately 4,479,001 shares of restricted common stock to the Canadian GeneMax Shareholders pursuant to the terms of the Directors' Circular; (iii) 181,660 shares of restricted common stock to certain creditors of GeneMax Pharmaceuticals at $0.75 per share for settlement of an aggregate debt in the amount of $136,245; (iv) 188,154 shares of restricted common stock to certain creditors of GeneMax Pharmaceuticals at $1.00 per share for settlement of an aggregate debt in the amount of $188,154; and (v) 200,000 shares of restricted common stock to a third party.

     As of the date of this Report, the Company has issued an aggregate of 11,460,119 shares of its restricted common stock. Certain shares were issued in accordance with the terms and provisions of warrant agreements pursuant to which the holder thereof has the right to convert such warrant into shares of common stock on a one-to-one basis at either the rate of $0.75 per share or $1.00 per share. As of the date of this Report, there are an aggregate of (i) 277,500 warrants issued and outstanding which may be converted into 277,500 shares of common stock at the rate of $1.00 per share expiring December 1, 2005; (ii) 175,000 warrants issued and outstanding which may be converted into 175,000 shares of common stock at the rate of $1.00 per share expiring May 1, 2006; and
(iii) 181,660 warrants issued and outstanding which may be converted into 181,660 shares of common stock at the rate of $0.75 per share expiring May 1, 2006. See "Item 1. Change in Control of Registrant" below.

     Voluntary Pooling Agreement

     The Company and GeneMax Pharmaceuticals desire to provide for and maintain an orderly trading market and stable price for the Company's shares of Common Stock. Therefore, the Company, certain shareholders of GeneMax Pharmaceuticals and of the Company, and Global Securities Transfer Inc., the Company's transfer agent ("Global Securities"), entered into a voluntary pooling agreement dated May 9, 2002 and effective July 15, 2002 (the "Pooling Agreement"). Pursuant to the terms and provisions of the Pooling Agreement, certain shareholders of GeneMax Pharmaceuticals and certain shareholders of the Company (the "Pooled Shareholders") representing up to an aggregate of 8,100,000 shares and 1,066,980 shares of common stock, respectively (the "Pooled Shares"), generally agreed that the Pooled Shares will be subject to a contractual restrictive holding period. The Pooled Shareholders further agreed that that the Pooled Shares will not be traded and will become available for trading and released and sold in the following manner: (i) an initial ten percent (10%) of the Pooled Shares will be released to the Pooled Shareholders on the date which is one calendar year from the closing date of the Share Exchange Agreement (the "First Release Date"); and
(ii) a further ten percent (10%) will be released to the Pooled Shareholders on each of the dates which are every three (3) calendar months from the First Release Date in accordance with each Pooled Shareholder's respective shareholdings.

     Secured and Convertible Loan Agreement

     As a condition to entering into and in accordance with the Share Purchase Agreement, the Company and ICI agreed to advance to GeneMax Pharmaceuticals the aggregate principal sum of not less than $250,000 within five (5) business days of ICI raising an aggregate of $700,000. As of the date of this Report, the Company has advanced an aggregate sum of $250,000.00 to GeneMax Pharmaceuticals.

     In accordance with the loan made to GeneMax Pharmaceuticals, the principal sum loan amount bears interest accruing at the rate of ten percent (10%) per annum, and is secured pursuant to a senior fixed and floating charge on all of the assets of GeneMax Pharmaceuticals (the "Loan"). As a result of the acquisition, the Loan will become an intercompany account between the Company, as parent, and GeneMax Pharmaceuticals, as subsidiary.

GeneMax Pharmaceuticals

     GeneMax Pharmaceuticals was formed during 1999, together with its subsidiary, which was formed under the laws of the Province of British Columbia, Canada. GeneMax Pharmaceuticals is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection. Management of the Company believes that the global market for effective cancer treatments is large, and that immunotherapies representing potential treatments for metastatic cancer is an unmet need in the area of oncology.

     During March 2000, GeneMax Pharmaceuticals and the University of British Columbia entered into an exclusive world-wide license agreement (the "License Agreement"). Pursuant to the terms of the License Agreement, GeneMax Pharmaceuticals acquired exclusive licensing rights to two patented technologies: (i) a cell-based peptide transfer assay, and (ii) a cancer immuno-therapy based on restoration of antigen presentation through transporters associated with antigen-processing technologies, which is GeneMax
Pharmaceutical's lead product ("TAP Technology").

     TAP Technology

     Management of the Company believes that GeneMax Pharmaceutical's TAP Technology is a therapeutic that enables a body's immune system to recognize the cancer cells as "foreign" and kill them. The TAP Technology is aimed at a group of cancers that include lung cancer, liver cancer, kidney cancer, head and neck cancer, breast cancer, melanoma, prostate cancer, colorectal cancer and cervical cancer. These cancers are characterized by defects in the cellular, antigen presentation pathway, which results in the cancers becoming invisible to the immune system. This allows the cancers to continue to proliferate and eventually spread. Management of the Company believes that GeneMax Pharmaceutical's TAP Technology increases the activity of the antigen presentation pathway thus providing sufficient information to the immune system to cause rejection and elimination of tumors from the body.

     GeneMax Pharmaceuticals has informed management of the Company that the proof of principle behind the TAP Technology was established by curing mice bearing metastatic small cell lung cancer tumors. This study was published in Nature Biotechnology (Vol. 18, pp. 515-520, May 2000). The TAP Technology was further validated in melanoma. Management of the Company believes that the competitive advantages of the TAP Technology include (i) efficacy against secondary cancerous growths elsewhere in the body; (ii) no restrictions on the genetics of the tumors or individuals; (iii) non-toxicity to normal cells; and
(iv) complementary to and synergistic with other therapeutics. As of the date of this Report, management of the Company believes that the TAP Technology is in the pre-clinical development stage and is preparing for Phase I clinical trials.

     Peptide Transfer Assay

     Management of the Company believes that GeneMax Pharmaceutical's peptide transfer assay is a novel and sophisticated cell-based assay designed to evaluate compounds and drugs for their ability to stimulate or suppress the immune response (the "Peptide Transfer Assay"). The Peptide Transfer Assay's application is to identify compounds effective in the treatment of cancer, infectious diseases, and autoimmune diseases. Management of the Company believes that the Peptide Transfer Assay technology is expected to be of significant interest to pharmaceutical companies, companies with natural product libraries, anti-sense or gene libraries or proprietary rights to chemical compounds (e.g. combinatorial chemistry companies). As of the date of this Report, management of the Company believes that the Peptide Transfer Assay is ready for development for high-throughput screening and partnering.

     As of the date of this Report, management of the Company estimates that GeneMax Pharmaceuticals has raised approximately $2,000,000 in funding and the Company has raised $700,000 in funding since the May 2002 announcement of the GeneMax Pharmaceuticals acquisition. Management of the Company believes that an estimated $15,000,000 is required over the next three years for payment of expenses associated with the balance of pre-clinical development and commencement of Phase I clinical trials for the TAP Technology and for corporate expenses.

Item 1. Change in Control of Registrant

     As a result of the issuance of restricted shares of common stock pursuant to the Share Exchange Agreement, there was a change in control of the Company. As of the date of this Report, the Company has issued an aggregate of 11,460,119 shares of its restricted common stock. Certain shares were issued in accordance with the terms and provisions of warrant agreements pursuant to which the holder thereof has the right to convert such warrant into shares of common stock on a one-to-one basis at either the rate of $0.75 per share or $1.00 per share. As of the date of this Report, there are an aggregate of (i) 277,500 warrants issued and outstanding which may be converted into 277,500 shares of common stock at the rate of $1.00 per share expiring December 1, 2002; (ii) 175,000 warrants issued and outstanding which may be converted into 175,000 shares of common stock at the rate of $1.00 per share expiring May 1, 2006; and (iii) 181,660 warrants issued and outstanding which may be converted into 181,660 shares of common stock at the rate of $0.75 per share expiring May 1, 2006.

     The board of directors of the Company desire to set forth the names and address, as of the date of this Report, and the approximate number of shares of common stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5) of the Company's common stock, and the name and shareholdings of each officer and director, and all officers and directors as a group.

     As of the date of this Report, there are 15,160,119 shares of common stock issued and outstanding.

--------------------------------------------------------------------------------
Title of Class   Name and Address of               Amount and Nature  Percent of
                  Beneficial Owner                     of Class         Class
--------------------------------------------------------------------------------

                                                             (1)(2)
Common Stock     James D. Davidson                   1,319,666          8.69%
                 321 S. St. Asaph Street
                 Alexandria, Virginia 22314

                                                             (1)(3)
Common Stock     Ronald L. Handford                    916,000          6.04%
                 3432 West 13th Avenue
                 Vancouver, British Columbia
                 Canada V5Y 1W1

                                                             (1)(4)
Common Stock     442668 B.C. Ltd.                    2,770,465         18.27%
                 12596 23rd Avenue
                 Surrey, British Columbia
                 Canada V4A 2C2

                                                             (1) (5)
Common Stock     Investor Communications             1,554,470          9.62%
                 International, Inc.
                 435 Martin Street, Suite 2000
                 Blaine, Washington 98230

                                                             (6)
Common Stock     All current officers and directors  5,163,458         34.99%
                  as a group (7 persons)
--------------------------------------------------------------------------------
(1)
     These are restricted shares of common stock.

(2)
     Mr. James Davidson is an initial founding shareholder of GeneMax Pharmaceuticals. This figure includes (a) 791,333 shares of common stock held of record by Mr. Davidson; (b) an aggregate of 500,000 shares of common stock held of record by Mr. Davidson's two minor children, respectively, over which Mr. Davidson has sole voting and disposition rights; (c) an assumption of the exercise of an aggregate of 13,333 warrants exercisable into 13,333 shares of common stock at the rate of $0.75 per share expiring on May 1, 2006; and (d) an assumption of the exercise by Mr. Davidson of an aggregate of 15,000 warrants exercisable by Mr. Davidson into 15,000 shares of common stock at the rate of $1.00 per share expiring December 1, 2005. As of the date of this Report, no warrants have been exercised.

(3)
     Mr. Ronald Handford is an initial founding shareholder of GeneMax Pharmaceuticals. This figure includes (a) 158,000 shares of common stock held of record by Mr. Handford; (b) 325,000 shares of common stock held of record by Aberdeen Holdings Limited over which Mr. Handford has sole disposition rights;
(c) 325,000 shares of common stock held of record by Latitude 32 Holdings Ltd. over which Mr. Handford has sole disposition rights; (d) 100,000 shares of common stock held of record by Handford Management Inc. over which Mr. Handford has sole voting and disposition rights; and (e) an assumption of the exercise by Mr. Handford of an aggregate of 8,000 warrants into 8,000 shares of common stock at $0.75 per share expiring December 1, 2005. As of the date of this Report, no warrants have been exercised.

 (4)
     Dr. Wilfred Jefferies is an initial founding shareholder of GeneMax Pharmaceuticals. Dr. Jefferies has sole voting and disposition rights over the 2,770,465 shares of common stock held of record by 442668 B.C. Ltd.

(5)
     This figure includes (a) 554,470 shares of common stock held of record by Investor Communications International, Inc.; and (b) an assumption of the exercise of 1,000,000 stock options granted to Investor Communications International, Inc. pursuant to the terms of the Stock Option Plan to acquire 1,000,000 shares of common stock at $0.50 per share. As of the date of this Report, no stock options have been exercised.

(6)
     This figure includes the assumption of the exercise of an aggregate of 36,333 warrants into 36,333 shares of common stock.

     Notwithstanding the Pooling Agreement, there are no arrangements or understanding among the entities and individuals referenced above or their respective associates concerning election of directors or any other matters which may require shareholder approval.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

          To be Filed.

     (b) Pro Forma Financial Information.

          To Be Filed.

     (c) Exhibits.

          Not Applicable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            GENEMAX CORP.


Date:  September 23, 2002                   By: /s/ Ronald Handford
                                            -----------------------
                                            Ronald Handford, President and
                                            Chief Executive Officer